EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our report dated September 20, 2012 included in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 and related prospectus of Canyon Copper Corp. for the registration of shares of its common stock.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

October 24, 2012